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                                                                    Exhibit 23.2


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-88330 of Quest Diagnostics Incorporated on Form S-4 of our reports dated February 1, 2002, appearing in the Annual Report on Form 10-K of Unilab Corporation for the years ended December 31, 2001 and 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.




/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
Los Angeles, California


June 21, 2002